Exhibit 21

IRON MOUNTAIN INCORPORATED

SCHEDULE OF SUBSIDIARIES

as of March 10, 2006

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Administradora de Informacion Limitada	Chile
Archivage Actif Groupe Iron Mountain SAS	France
Archive Services Limited	United Kingdom
Archivex Box Company Limited	Alberta
Archivex Limited	Nova Scotia	Archivex
Arcus Data Security Limited	United Kingdom
Britannia Data Management Limited	United Kingdom
COMAC, Inc.	Delaware	COMAC
Connected G.m.b.H.	Germany
Custodia SOS Limitada	Chile
Datavault Holdings Limited	United Kingdom
Datavault Limited	Scotland
Datavault Northwest Limited	United Kingdom
Datavault Southwest Limited	United Kingdom
Docuguard Holdings Limited	Cyprus
Docuguard Austria G.m.b.H.	Austria
Docuguard CR - s.r.o.	Czech Republic
Docuguard CR - s.r.v.	Czech Republic
Docuguard Kft	Hungary
Docuguard Romania Sri	Romania
Docuguard Slovakia s.r.o.	Slovakia
FIME S.A.	France
Honanross Ltd.	Ireland
Imaging Systems (NZ) Limited	New Zealand
IM Australia Holdings Pty. Ltd.	Australia
IM New Zealand Holdings Pty. Ltd.	New Zealand
IMSA Peru SRL	Peru
Iron Mountain Argentina	Argentina	Iron Mountain
Iron Mountain Assurance Corporation	Vermont
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain Box Company	Nova Scotia
Iron Mountain Canada Corporation	Nova Scotia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain Deutschland m.i.i.l.GmbH	Germany
Iron Mountain Digital Limited	United Kingdom	Iron Mountain Digital
Iron Mountain Digital S.A.S.	France	Iron Mountain Digital
Iron Mountain DIMS Ltd.	United Kingdom	Iron Mountain Digital
Iron Mountain DISOS GmbH	Germany
Iron Mountain do Brazil S.A.	Brazil	Iron Mountain
Iron Mountain Espana, S.A.	Spain	Iron Mountain
Iron Mountain Europe Limited	United Kingdom
Iron Mountain (France), S.A.	France	Iron Mountain
Iron Mountain Global, Inc.	Delaware
Iron Mountain Global, LLC	Delaware
Iron Mountain Group (Europe) Limited	United Kingdom
Iron Mountain Holdings (Europe) Limited	United Kingdom
Iron Mountain Holdings (France), SNC	France
Iron Mountain Information Management, Inc.	Delaware	Iron Mountain
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain Ireland	Ireland	Iron Mountain
Iron Mountain Ireland (Holdings)	Ireland
Iron Mountain Livingston Limited	United Kingdom
Iron Mountain Mayflower Ltd.	United Kingdom
Iron Mountain Mexico, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Iron Mountain MDM Limited	United Kingdom
Iron Mountain Nederland (Holdings) B.V.	Netherlands
Iron Mountain Nederland B.V.	Netherlands	Iron Mountain

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
Iron Mountain New Zealand Limited	New Zealand	Iron Mountain
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Peru S.A.	Peru	Iron Mountain
Iron Mountain PLE Limited	United Kingdom
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Iron Mountain Scotland (Holdings) Limited	United Kingdom
Iron Mountain Scotland Limited	United Kingdom	Iron Mountain
Iron Mountain South America Ltd.	Cayman Islands
Iron Mountain Statutory Trust 1998	Connecticut
Iron Mountain Statutory Trust 1999	Connecticut
Iron Mountain Step S.p.A.	Italy	Iron Mountain
Iron Mountain (UK) Limited	United Kingdom
JAD 93 Limited	United Kingdom
JDC Asociados	Spain
Jones & Crossland Limited	United Kingdom
Kestrel Data Services Limited	United Kingdom
Kestrel Data UK Limited	United Kingdom
Kestrel Reprographics Limited	United Kingdom
Maxi Aermazenageas Especiais Ltd.	Brazil	Maxi
Memogarde, S.A.	France	Memogarde
Mountain Glenwood Real Estate, Inc.	British Columbia
Mountain Real Estate Assets, Inc.	Delaware
Mountain Reserve II, Inc.	Delaware
Mountain Reserve III, Inc.	Delaware
Mountain West Palm Real Estate, Inc.	Delaware
Nettlebed Acquisition Corporation	Delaware
Record Data Limited	Ireland
Records & Information Management Australia Pty. Ltd.	Australia	Iron Mountain
Secure Destruction Limited	United Kingdom	Iron Mountain
Silver Sky	Jersey Channel Islands
Sistemas de Archivo Corporativo, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Sistemas de Archivo de Mexico, S.A. de R.L. de C.V.	Mexico	Iron Mountain
Societe Civile Imobiliere du Chemin Cornillon	France
The Document Storage Company Limited	United Kingdom
397499 British Columbia Ltd.	British Columbia
Tecarchive	France
The Imaging Centre Pty. Ltd.	Australia
Treeline Services Corporation	Delaware
Upper Providence Venture I, L.P.	Pennsylvania